                                                                   Exhibit 10.38


                       AMENDMENT TO EMPLOYMENT AGREEMENT


       This Amendment to Employment Agreement (this "Agreement") is entered into effective as of the ____ day of September, 1995, by and between Richard L. Love ("Employee") and Ilex Oncology Inc., a Delaware corporation (formerly known as Biovensa, Inc.) (the "Company").

       WHEREAS, the Company and Employee have previously entered into an Employment Agreement dated as of November 2, 1994, as amended as of April 4, 1995 as to Section 8.7 (as amended, the "Existing Agreement");

       WHEREAS, the parties desire to amend certain provisions of the Existing Agreement and, as hereinafter set forth;

       NOW, THEREFORE, in consideration of $500, the agreement of certain investors to purchase shares of Series B Convertible Preferred Stock of the Company for a purchase price of $6,500,000 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Section 5.2(a) of the Existing Agreement is hereby amended to read in its entirety as follows:

              "(a)   During Employee's employment hereunder and for a period of one year after any termination of such employment for any reason, including, without limitation, by Employee or by the Company, Employee shall not engage, anywhere in the world, whether directly or indirectly, as principal, owner, officer, director, agent, employee, consultant or partner, in the research, development, manufacture or commercialization of products that compete with the Company's products or programs ("Restricted Activities"), provided that the foregoing shall not restrict Employee from engaging in any Restricted Activities which the Company directs Employee to undertake or which the Company are otherwise expressly authorizes. The foregoing shall not restrict Employee from owning less than 5% of the outstanding capital stock of any company which engages in Restricted Activities, provided that Employee is not otherwise involved with such company as an officer, director, agent, employee or consultant."

       2. The provisions of Articles 5 and 6 of the Existing Agreement (as amended hereby) shall survive any termination of the Existing Agreement (as amended hereby), such survival to be in accordance with the terms of such Articles and the "term of this Agreement" as used therein shall refer to the term of the provisions of such Articles.

       3. As amended by this Agreement, the Existing Agreement shall continue in full force and effect.


                           [signatures on next page]

       IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year indicated above.



                                           ILEX ONCOLOGY INC.



                                           By  /s/ Gary Woods
                                             -----------------------------------

                                           Name  Gary Woods
                                               ---------------------------------

                                           Title   Chairman, ILEX Board
                                                  of Directors
                                                --------------------------------




                                              /s/ Richard L. Love
                                           -------------------------------------
                                                  Richard L. Love






                                      -2-